Exhibit 10.4

ALLIED NEVADA GOLD CORP.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Date:

To:

This notice is to evidence that you have been granted [ ] Restricted Stock Units, [ ]% of which are time Restricted Stock Units ("RSUs") and [ ]% of which are Performance Stock Units ("PSUs"), as reflected below:

Number of Restricted Stock Units Awarded		Date(s) of expiry of applicable Restricted Period(s) (vesting dates)
RSUs	PSUs
[ ]	[ ]	[Date]
[ ]	[ ]	[Date]
[ ]	[ ]	[Date]

This notice serves as a Restricted Stock Unit Award Agreement under section 7.2 of the Allied Nevada Gold Corp. Inc. (“Allied Nevada”) Performance and Incentive Pay Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan. In the event of any inconsistency between the terms of this Restricted Stock Unit Award Agreement and the Plan, the terms of the Plan shall govern.

Vesting of your Restricted Stock Units evidenced by this Restricted Stock Unit Award Agreement shall be subject to the terms of the Plan, the resolutions of the Board approving the grant and the administrative rules passed by the Committee under the Plan.

ALLIED NEVADA GOLD CORP.	ALLIED NEVADA GOLD CORP.

Randy Buffington	Stephen M. Jones
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Accepted and agreed to:

Recipient